Exhibit 99.1
NEWS RELEASE

Southcross Energy          1717 Main Street, Suite 5200, Dallas, Texas 75201, 214-979-3720

Southcross Energy Partners, L.P. Unitholders Approve Merger with American Midstream Partners

DALLAS, Texas, March 27, 2018 - Southcross Energy Partners, L.P. (NYSE:SXE) ("Southcross" or "SXE") announced today that its unitholders have voted to approve the previously announced proposed merger of Southcross and American Midstream Partners, LP (NYSE:AMID) ("AMID") and related matters pursuant to the Agreement and Plan of Merger dated as of October 31, 2017 by and among Southcross, AMID, its general partner, and a certain wholly owned subsidiary of AMID.

During a special meeting of unitholders held today, investors voted on merger-related proposals, which included the merger and a non-binding advisory vote on merger compensation. The merger proposal passed with a vote of more than 95 percent of votes cast by non-affiliated unitholders, representing approximately 64 percent of all outstanding units held by such unitholders. A majority of the non-affiliated unitholders also approved the advisory merger compensation proposal.

The closing of the merger remains subject to the closing conditions described in the definitive proxy statement filed by SXE with the Securities and Exchange Commission on February 13, 2018. The merger is expected to close in the second quarter of 2018.

About Southcross Energy Partners, L.P.

Southcross Energy Partners, L.P. is a master limited partnership that provides natural gas gathering, processing, treating, compression and transportation services and NGL fractionation and transportation services. It also sources, purchases, transports and sells natural gas and NGLs. Its assets are located in South Texas, Mississippi and Alabama and include two gas processing plants, one fractionation plant and approximately 3,100 miles of pipeline. The South Texas assets are located in or near the Eagle Ford shale region. Southcross is headquartered in Dallas, Texas. Visit www.southcrossenergy.com for more information.

Cautionary Statement Regarding Forward-Looking Statements

This news release and accompanying statements may contain forward-looking statements. All statements that are not statements of historical facts, including statements regarding our future financial position, results, business strategy, guidance, distribution growth and plans and objectives of management for future operations, are forward-looking statements. We have used the words "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "should," "will," "would", "potential," and similar terms and phrases to identify forward-looking statements in this news release. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of these assumptions could be inaccurate, and, therefore, we cannot assure you that the forward-looking statements included herein will prove to be accurate. These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Additional risks include the following: the ability to obtain requisite regulatory and unitholder approval and the satisfaction of the other conditions to the consummation of the proposed transaction, the ability of AMID to successfully integrate SXE's operations and employees and realize anticipated synergies and cost savings, actions by third parties, the potential impact of the announcement or consummation of the proposed transaction on relationships, including with employees, suppliers, customers, competitors and credit rating agencies, and the ability to achieve revenue and other financial growth, and volatility in the price of oil, natural gas, and natural gas liquids and the credit market. Actual results and trends in the future may differ materially from those suggested or implied by the forward-looking statements depending on a variety of factors which are described in greater detail in our filings with the Securities and Exchange Commission ("SEC"). Please see SXE's "Risk Factors" and other disclosures included in their Annual Report on Form 10-K for the year ended December 31, 2017. Please see AMID's "Risk Factors" and other disclosures included in their Annual Report on Form 10-K for the year ended December 31, 2016 and in subsequently filed Forms 10-Q and 8-K. All future written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the previous statements. The forward-looking statements herein speak as of the date of this news release. AMID and SXE undertake no obligation to update any information contained herein or to publicly release the results of any revisions to any forward-looking statements that may be made to reflect events or circumstances that occur, or that we become aware of, after the date of this news release.

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Contact:
Southcross Energy Partners, L.P.
Mallory Biegler, 214-979-3720
Investor Relations
InvestorRelations@southcrossenergy.com